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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  December 16, 1997


                                  ROHR, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-6101                  95-1607455
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(State or other jurisdiction      (Commission             (I.R.S. Employer
     of incorporation)            File Number)           Identification No.)


              850 Lagoon Drive, Chula Vista, CA            91910
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          (Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code  (619) 691-4111
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Item 5.  Other Events.

     On December 16, 1997, Morgan Stanley & Co., Incorporated, the Company's financial advisors in connection with its pending merger with The B.F. Goodrich Company ("Goodrich"), provided an opinion to the Board of Directors of Rohr, Inc. (the Company) that, as of December 4, 1997, the exchange ratio in the merger, in which each share of common stock of the Company will be converted into the right to receive 0.7 shares of Goodrich common stock, is fair from a financial point of view to the holders of the Company's common stock. The opinion is subject to the assumptions made, matters considered and limits on the review undertaken, as set forth in the opinion. A copy of the opinion is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The updated fairness opinion was provided pursuant to an agreement in principle for the settlement of certain lawsuits brought against the Company, certain of its directors and officers, and Goodrich. The agreement in principle, which does not otherwise affect any of the terms of the merger, including the exchange ratio, remains subject to the approval of the California state court.

     A copy of a press release issued December 17, 1997 describing these matters is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)   Financial Statements of Business Acquired.
               Not applicable.

         (b)   Pro Forma Financial Information.
               Not applicable.

         (c)   Exhibits.

         99.1 Opinion of Morgan Stanley & Co., Incorporated, dated December 4, 1997.

         99.2  Press Release, dated December 17, 1997.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 18, 1997                               Rohr, Inc.



                                                /s/ R.W. MADSEN
                                                -------------------
                                                R.W. Madsen
                                                Vice President,
                                                General Counsel and
                                                Secretary
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                                 EXHIBIT INDEX
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Exhibit
  No.                       Document
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 99.1        Opinion of Morgan Stanley & Co., Incorporated, dated December 4,
             1997

 99.2        Press Release, dated December 17, 1997.